UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CHP MERGER CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	83-2590924
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Deforest Avenue, Suite 108
Summit, NJ	07901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-234413
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the description of the units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant, the shares of Class A common stock and the warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, of the Registrant as set forth under the caption “Description of Securities” in the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2019 (Registration No. 333-234413) and as may be subsequently amended from time to time (the “Registration Statement”). In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Capital Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHP MERGER CORP.

Date: November 18, 2019	By:	/s/ James T. Olsen
		Name:	James T. Olsen
		Title:	Chief Executive Officer